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                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this S-4 registration statement of our reports dated January 18, 1996 (except with respect to the matter discussed in Note J to the consolidated financial statements, as to which the date is February 28, 1996), included in Southern National Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this registration statement.

                                             (Signature of Arthur Andersen
                                                       appears here)

Charlotte, North Carolina,
  July  18, 1996.